Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Proxim Corporation of our report dated January 21, 2002 relating to the financial statements of Proxim, Inc., which appears in its Annual Report on Form 10-K for the year ended December 31, 2001.

/S/    PRICEWATERHOUSECOOPERS LLP
San Jose, California
September 16, 2002